Exhibit 21
                                                                      ----------

                         Subsidiaries of the Registrant

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              Subsidiary                 Trade Name(s)                                Jurisdiction of
              ----------                 -------------                                Incorporation
                                                                                      -------------
AFC Restaurant, Inc.                     N/A                                          Nevada
Ark 47th St. Corp.                       N/A                                          New York
Ark 474 Corp.                            Columbus Bakery                              New York
Ark Atlantic City Corp.                  Luna Lounge                                  Delaware
Ark Atlantic City Restaurant Corp.       Gallagher's Steakhouse                       Delaware
Ark Boston RSS Corp.                     Durgin Park and Blackhorse Tavern            Delaware
Ark Bryant Park Corp.                    Bryant Park Grill & Cafe                     New York
Ark Connecticut Corp.                    N/A                                          Delaware
Ark Connecticut Branches Corp.           The Grill at Two Trees                       Delaware
Ark D.C. Kiosk, Inc.                     Center Cafe                                  District of Columbia
Ark Fifth Avenue Corp.                   N/A                                          New York
Ark Fremont, Inc.                        The Saloon                                   Nevada
Ark Fulton Street Corp.                  Red                                          New York
Ark Islamorada Corp.                     N/A                                          Florida
Ark JMR Corp.                            N/A                                          New York
Ark Las Vegas Restaurant Corp.           N/A                                          Nevada
Ark of Seaport, Inc.                     Sequoia                                      New York
Ark Operating Corp.                      El Rio Grande                                New York
Ark Potomac Corporation                  Sequoia                                      District of Columbia
Ark Rio Corp.                            El Rio Grande                                New York
Ark Seventh Avenue South Corp.           N/A                                          New York
Ark Southfield Corp.                     N/A                                          Michigan
Ark Southwest D.C. Corp.                 Thunder Grill                                District of Columbia
Ark Sub-One Corp.                        Gonzalez y Gonzalez                          New York
Ark Union Station, Inc.                  America                                      District of Columbia
Ark WFC Corp.                            The Grill Room                               New York
Aroc and Ark Corporation                 N/A                                          New York
Conis Realty Corp.                       (1)      Metropolitan Cafe and               New York
                                         (2)      Columbus Bakery
Las Vegas America Corp.                  America                                      Nevada
Las Vegas Asia Corp.                     Tsunami Asian Grill                          Nevada
Las Vegas Bakery Corp.                   Columbus Bakery                              Nevada
Las Vegas Downstairs Deli Corp.          Rialto Deli                                  Nevada
                                         (Venetian Food Court)
Las Vegas Festival Food Corp.            (1) Gonzalez y Gonzalez and                  Nevada
                                         (2) Village Eateries
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
                                         (New York-New York Hotel Food
                                         Court)
Las Vegas Lutece Corp.                   (1)      Lutece and                          Nevada
                                         (2)      Venus
Las Vegas Mexico Corp.                   Vico's Burritos                              Nevada
                                         (Venetian Food Court)
Las Vegas Planet Mexico Corp.            N/A                                          Nevada
Las Vegas Steakhouse Corp.               Gallagher's Steakhouse                       Nevada
Las Vegas Venice Deli Corp.              Towers Deli                                  Nevada
                                         (Venetian Food Court)
Las Vegas Venice Food Corp.              Seaport Grill                                Nevada
                                         (Venetian Food Court)
Las Vegas Venus Corp.                    Venus                                        Las Vegas
Lutece, Inc.                             N/A                                          New York
MEB Dining 18, Inc.                      N/A                                          New York
MEB Emporium Corp.                       N/A                                          New York
MEB On First, Inc.                       Canyon Road Grill                            New York
Sam & Emma's Deli, Inc.                  The Stage Deli                               New York
Tysons America Corp.                     N/A                                          Virginia
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